UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2012
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2012, Coldwater Creek Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“Nasdaq”) indicating that the bid price of the Company's common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(2). The Company has been provided an initial period of 180 calendar days, or until December 11, 2012, to regain compliance. The letter states that the Nasdaq staff will provide written notification that the Company has regained compliance if at any time before December 11, 2012, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. However, the Nasdaq staff may exercise its discretion to extend the 10 day period generally to no more than 20 consecutive days if it questions the Company's ability to maintain long-term compliance based on the factors set forth in Nasdaq Listing Rule 5810(c)(3)(F).
The Company intends to actively monitor the closing bid price for its common stock, and, if necessary, it intends to effect a reverse stock split during the initial 180 day period for the purpose of regaining compliance with the $1.00 minimum bid price requirement and maintaining its listing on the Nasdaq Global Select Market.
If the Company does not regain compliance with Rule 5550(a)(2) by December 11, 2012, the Company may be eligible for an additional 180 calendar days to regain compliance if it transfers from the Nasdaq Global Select Market to the Nasdaq Capital Market. To qualify, the Company must meet the following criteria:

•	Nasdaq's continued listing requirement for market value of publicly held shares; and

•	Nasdaq's initial listing standards for The Nasdaq Capital Market, with the exception of the $1.00 minimum bid price requirement.
The Company would also be required to provide written notice to Nasdaq of its intention to cure the deficiency during the additional 180 day compliance period by effecting a reverse stock split, if necessary. If the Company meets the foregoing requirements, the Nasdaq staff will inform the Company that it has been granted an additional 180 calendar days to regain compliance. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Nasdaq staff will provide notice that the Company's securities are subject to delisting. At that time, the Company may appeal Nasdaq's determination to delist the Company's securities to a Hearings Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: June 14, 2012

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer